Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS THIRD QUARTER 2021 RESULTS

- Acquired 59 USPS Properties for $19.2 Million During the Third Quarter -
- Acquired 15 USPS Properties for $18 Million Subsequent to Quarter End -
- Raised Dividend for Ninth Consecutive Quarter -

Cedarhurst, New York, November 8, 2021 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,300 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last mile post offices to larger industrial facilities, today announced results for the quarter ended September 30, 2021.

Highlights for the Quarter Ended September 30, 2021

•Completed acquisitions of 59 properties for approximately $19.2 million, excluding closing costs
•70% growth in rental income from third quarter 2020 to third quarter 2021, reflecting internal growth and accretive acquisitions
•Net income attributable to common shareholders was $0.5 million or $0.03 per diluted share
•Funds from Operations was $4.4 million, or $0.25 per diluted share
•Adjusted Funds from Operations was $4.8 million, or $0.27 per diluted share
•Entered into a new $150 million senior unsecured revolving credit facility and a $50 million senior unsecured term loan
•Raised quarterly dividend by approximately 4.7% from the prior year to $0.2250 per share, subsequent to quarter end

“We continue to execute on our growth plans and are on target to surpass $100 million of accretive acquisitions for the second consecutive year,” stated Andrew Spodek, the Company’s Chief Executive Officer. “With a geographically diverse portfolio of postal properties which are a critical element of the United States' logistics infrastructure, we continue to produce strong and sustainable cash flow and earnings given the stability of the asset class. Our balance sheet is well-positioned to support future growth, and we expect to continue expanding our portfolio in the coming years through the addition of last mile, flex and industrial USPS properties.”

Property Portfolio & Acquisitions

The Company’s owned portfolio is 99.6% occupied, comprised of 911 properties across 49 states with approximately 3.7 million net leasable interior square feet and a weighted average rental rate of $8.82 per leasable square foot, as of September 30, 2021.

During the third quarter, the Company acquired 59 properties leased to the USPS for approximately $19.2 million, excluding closing costs, comprising approximately 144,000 net leasable interior square feet at a weighted average rental rate of $11.86 per leasable square foot based on rents in place as of September 30, 2021.

Subsequent to quarter end and through November 2, 2021, the Company acquired 15 properties comprising approximately 593,000 net leasable interior square feet for approximately $18 million, excluding closing costs. As of November 2, 2021, the Company had acquired 199 properties comprising approximately 1.7 million net leasable interior square feet for approximately $93 million, excluding closing costs, during 2021. The Company has another 28 properties totaling approximately $14 million under definitive contracts.

Leasing Update

During the third quarter, the Company executed non-binding letters of intent for renewals on 59 leases that have expired or are scheduled to expire in 2021 and has received 12 fully executed leases through November 2, 2021. Reflecting the letters of intent and further renewals and acquisitions completed through November 2, 2021 and assuming the leases covered by the letters of intent are executed on the terms the Company expects, the Company’s weighted average lease term would be approximately 4 years. The Company is now focused on renewing its leases expiring in 2022.

Balance Sheet & Capital Markets Activity

As of September 30, 2021, the Company had cash of $4.0 million on the balance sheet, and $122.8 million of net debt with a weighted average interest rate of 2.20%.

For the three months ended September 30, 2021, the Company issued through its at-the-market offering program 25,015 shares of common stock at an average gross sales price of $19.76 per share and received net proceeds of approximately $0.4 million. In addition, the Company issued 349,909 common units in its operating partnership as part of the consideration for properties acquired during the quarter.

As previously announced, on August 9, 2021, the Company entered into a new $150 million senior unsecured revolving credit facility and a $50 million senior unsecured term loan with Bank of Montreal as administrative agent and BMO Capital Markets Corp., People’s United Bank, National Association, JPMorgan Chase Bank, N.A. and Truist Bank as joint lead arrangers and joint book runners. Additional participants in the facilities include Stifel Bank & Trust and TriState Capital Bank. In addition, on August 9, 2021, the Company entered into an interest rate swap having a notional amount of $50 million that fixed the LIBOR component of the interest rate on a portion of the new credit facilities through January 2027 at 2.291% as of September 30, 2021.

Dividend

On November 4, 2021, the Company declared a quarterly dividend of $0.2250 per share of Class A common stock. The dividend equates to $0.90 per share on an annualized basis. This represents the ninth consecutive dividend increase since the Company’s IPO in 2019. The dividend will be paid on November 30, 2021 to stockholders of record as of the close of business on November 15, 2021.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the third quarter 2021 financial results on November 8, 2021 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208 International callers should dial 1-201-493-6784. The conference ID for the call is 13721655.

Replay

A telephonic replay of the call will also be available after 8:00 P.M. Eastern Time on November 8, 2021, through 11:59 P.M. Eastern Time on November 22, 2021 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13721655.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and, beginning with Q3 2020, leasing costs that are recurring in nature, excluding beginning with Q2 2020, as a policy change, all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of deferred financing fees, straight-line rent and other adjustments (beginning with Q3 2020, including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties (beginning with Q4 2020) and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.
Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing, renew or replace expiring leases and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,300 properties leased primarily to the USPS, ranging from last mile post offices to larger industrial facilities. More information is available at postalrealty.com.

Contact:
Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$10,204	$6,014	$27,668	$16,209
Fee and other	325	276	1,137	817
Total revenues	10,529	6,290	28,805	17,026

Operating expenses:
Real estate taxes	1,625	798	3,877	2,137
Property operating expenses	983	461	2,708	1,261
General and administrative	2,596	2,027	7,881	6,246
Depreciation and amortization	3,743	2,394	10,131	6,591
Total operating expenses	8,947	5,680	24,597	16,235

Income from operations	1,582	610	4,208	791

Other income	159	7	276	73

Interest expense, net:
Contractual interest expense	(734)	(484)	(2,000)	(1,757)
Write-off and amortization of deferred financing fees	(295)	(124)	(585)	(344)
Loss on early extinguishment of debt	—	—	(202)	—
Interest income	1	1	2	2
Total interest expense, net	(1,028)	(607)	(2,785)	(2,099)

Income (loss) before income tax expense	713	10	1,699	(1,235)
Income tax expense	(37)	(30)	(75)	(45)

Net income (loss)	676	(20)	1,624	(1,280)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	(145)	5	(320)	436

Net income (loss) attributable to common stockholders	$531	$(15)	$1,304	$(844)

Net income (loss) per share:
Basic and Diluted	$0.03	$(0.01)	$0.06	$(0.18)

Weighted average common shares outstanding:
Basic and Diluted	13,413,132	8,425,708	13,044,340	6,276,145

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$58,441	$46,303
Building and improvements	256,562	196,340
Tenant improvements	5,245	4,428
Total real estate properties, at cost	320,248	247,071
Less: Accumulated depreciation	(18,753)	(13,215)
Total real estate properties, net	301,495	233,856
Investment in financing lease, net	511	515
Total investments	302,006	234,371
Cash	3,997	2,212
Rent and other receivables	3,945	3,521
Prepaid expenses and other assets, net	5,777	4,434
Escrows and reserves	929	1,059
Deferred rent receivable	507	216
In-place lease intangibles, net	14,264	13,022
Above market leases, net	140	50
Total Assets	$331,565	$258,885

Liabilities and Equity
Liabilities:
Term loan, net	$49,328	$—
Revolving credit facility borrowings	44,500	78,000
Secured borrowings, net	32,989	46,629
Accounts payable, accrued expenses and other	7,592	5,891
Below market leases, net	8,738	8,726
Total Liabilities	143,147	139,246

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 13,682,076 and 9,437,197 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	137	95
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	163,314	100,812
Accumulated other comprehensive income	310	—
Accumulated deficit	(16,533)	(8,917)
Total Stockholders’ Equity	147,228	91,990
Operating Partnership unitholders’ non-controlling interests	41,190	27,649
Total Equity	188,418	119,639
Total Liabilities and Equity	$331,565	$258,885

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

For the Three Months Ended September 30, 2021
Net income	$676
Depreciation and amortization of real estate asset	3,743
FFO	$4,419
Recurring capital expenditures	(138)
Write-off and amortization of deferred financing fees	295
Straight-line rent and other adjustments	(144)
Fair value lease adjustments	(414)
Acquisition related expenses	55
Income on insurance recoveries from casualties	(159)
Non-cash components of compensation expense	836
AFFO	$4,750
FFO per common share and common unit outstanding	$0.25
AFFO per common share and common unit outstanding	$0.27
Weighted average common shares and common units outstanding, basic and diluted	17,467,014